Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 We consent to the use in this Registration Statement filed on August 12, 2026 on Form S-1 of SharonAI Holdings Inc. of our report dated March 31, 2026, relating to our audit of the consolidated financial statements of SharonAI Holdings Inc. for the years ended December 31, 2025 and 2024, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ HoganTaylor LLP

Tulsa, Oklahoma

August 12, 2026